EXHIBIT 10.9

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT is made as of May 18, 1998 (this "AGREEMENT"), between California Microwave Services Division, Inc., a Delaware corporation
(the "COMPANY"), and Salvador Giblas ("CONSULTANT").

WHEREAS,  Consultant is a highly valued and trusted  Executive of the Company;
and

WHEREAS, the Company desires for Consultant to return from his leave of absence and rejoin the Management Team as an Executive of the Company; and

WHEREAS, the Company desires to offer Consultant employment upon his return and Consultant desires to accept such employment.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      EMPLOYMENT. The Company shall retain Consultant to provide consulting services as set forth herein, and Consultant hereby agrees to provide such consulting services for the Company, upon the terms and conditions set forth in this Agreement for the period specified in paragraph 4 hereof (the "CONSULTING PERIOD").

      POSITION AND DUTIES.

            During the Consulting Period, Consultant shall provide consulting services (the "Duties") to the Company as specified in the "Statement of Work", attached as Exhibit "A" and incorporated herein.

            During the Consulting Period, Consultant shall report to the President, Satellite Services, of the Company, and Consultant shall devote his best efforts to accomplish the Duties specified in the Statement of Work.

      CONSULTING FEE AND EXPENSES.

            During the Consulting Period, Consultant shall be entitled to receive from the Company as compensation for his performance of the Duties hereunder the consulting fees (the "CONSULTING FEES") specified in Exhibit "`B" attached hereto and incorporated herein.

            The Company shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing the Duties provided for in this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel and other business

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expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      TERM.

            The Consulting Period shall commence on June 30, 1998, and shall terminate no later than July 15, 1999; provided that (i) the Consulting Period shall terminate prior to such date upon Consultant's resignation, death or Disability (as defined below) and (ii) the Consulting Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

            If the Consulting Period is terminated by the Company, whether for Cause or without cause, Consultant shall only be entitled to receive the unpaid pro rata portion of the Consulting Fee which was earned by Consultant in accordance with paragraph 3(a) of this Agreement through the date of such termination.

            Consultant shall immediately cease to incur expenses as of the date of termination of the Consulting Period (other than expenses reasonably incurred by Consultant to return home should Consultant be traveling at the request of the Company as of the date of termination). The Company shall reimburse Consultant for such expenses and all other previously incurred but unreimbursed expenses of Consultant through the date of termination of the Consulting Period in accordance with paragraph 3(b) of this Agreement.

             The Company may offset any amounts Consultant owes it against any amounts the Company owes Consultant hereunder.

            For purposes of this Agreement, "CAUSE" shall mean Consultant's conviction of a crime involving an act or acts of dishonesty, fraud or moral turpitude by Consultant with regard to the Company, which act or acts constitute a felony and the willful and continued failure to substantially perform Consultant's duties hereunder after receipt of written notice from the Company specifically setting forth such failure. For purposes of this Agreement, 'Disability' shall mean the inability of Consultant, in the reasonable judgment of a physician approved by the Board (which approval shall not be unreasonably withheld), to perform his duties of employment for the Company because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 120 days in any 365-day period or for any period of 90 consecutive days. The Company shall by written notice to Consultant specify the event relied upon for termination pursuant to this Subsection 5(a), and the Consulting Period hereunder shall be deemed terminated as of the date of such notice; provided, that in the event of Consultant's death, such termination shall occur automatically as of the date of death. In the event of any termination under this Subsection 5(a), the Company shall pay all amounts then due to Consultant under Section 3(a) of this Agreement, in addition to any severance payments required by law, and, if such termination was due to Cause, the Company shall have no further obligations to Consultant under this Agreement..

      NON-COMPETITION. During the Consulting Period hereunder and for the one year period thereafter, the Consultant shall not, anywhere within the United States of America or anywhere

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else in the world in which the Company is then doing business, engage as an individual in activities in competition with the business of the Company, including, but not limited to, any aspect of the Business (as defined in the Stock Purchase Agreement of even date herewith among the Company, California Microwave, Inc. and Telescape International, Inc.). In addition, for one year following the later of the last day of the Consulting Period or the payment of the last Consulting Fee hereunder, the Consultant shall not, within any jurisdiction in which the Company is then doing business, or within a one-hundred (100) mile radius of any such jurisdiction, engage in activities in competition with the Business of the Company. Investments in less than five percent (5%) of the outstanding securities of any class of a publicly-traded company shall not be prohibited by this Section 5. Should the Company terminate Consultant without Cause, then this Section 5 shall be null and void.

      INVENTIONS AND CONFIDENTIAL INFORMATION. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets and confidential information generated from experience with the activities undertaken by the Company. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques and similar items of the Company. By reason of his being a senior executive of the Company, the Consultant has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations wherever it does business. Therefore, Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

            During and for three years after the Consulting Period hereunder, Consultant will maintain as confidential and will not use, disclose to others or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company, including, but not limited to, confidential information concerning its products, methods, product purchasing arrangements and agreements, engineering designs, systems designs and standards, analytical techniques, technical information, customer information, employee information and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data and all copies thereof and therefrom, in any way relating to the Company's Business and affairs, whether made by him or otherwise coming into his possession, and, on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twelve
(12) hours of such termination or demand.

            During the Consulting Period hereunder, and for one year following the last day of the Consulting Period, Consultant will not induce or otherwise attempt to influence any employee of the Company to leave the employ of the Company (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing).

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      SURVIVAL OF OBLIGATIONS. Sections 5, 6, 7, 8 and 18 of this Agreement shall survive its termination for any reason, regardless of whether such termination is by the Company, by Consultant, upon the expiration of the Consulting Period or otherwise; provided, however, that should the Company terminate Consultant without Cause, Section 5 shall not survive the termination of this Agreement.

      SEVERABILITY. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid, illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and unenforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Sections 5 and 6 of this Agreement shall be deemed to be a series of separate covenants, one for each state, territory or jurisdiction of the United States of America and any foreign country referenced therein. If in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provision hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceedings, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof or the geographical area covered thereby is deemed to be unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time or geographic area, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

      CONSULTANT'S REPRESENTATIONS. Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Consultant do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, (ii) Consultant is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms. Consultant hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

      NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either sent via reputable overnight courier, charges prepaid, or mailed by certified first class mail, return receipt requested, to the recipient at the address below indicated:

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            NOTICES TO CONSULTANT:

            Salvador Giblas
            c/o California Microwave Services Division, Inc.
            1143 Borregas Avenue
            Sunnyvale, California 94089

            NOTICES TO THE COMPANY:

            California Microwave Services Division, Inc.
            1143 Borregas Avenue
            Sunnyvale, California  94089

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received as evidenced by the date on the overnight courier, bill of lading or other delivery records or the certified mail return receipt.

      COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and the other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Consultant, the Company and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

      CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any

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jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

      AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

      CONSULTING ARRANGEMENT. This Agreement is intended to provide a consulting arrangement only and Consultant shall be deemed to be an independent contractor, and not an employee, of the Company during the Consulting Period.

      EMPLOYMENT AGREEMENT. Upon termination of the Consulting Period (other than termination by the Company for Cause or upon Consultant's death), Consultant shall become a full-time employee of the Company, and shall serve as the Vice President, Sales of the Company at an annual salary of $100,000 per annum, and on terms and conditions substantially similar to those set forth in [the Employment Agreements of even date herewith between the Company and each of
E. Russell Hardy, Stephen Strohman and Monty J. Moore (except with respect to the bonus payable with respect to the twelve month period ending June 30, 1999) (the "Employment Agreements"), and Company and Consultant shall execute an employment agreement containing such terms and otherwise substantially in the form of the Employment Agreements as of the date of such termination.

      ARBITRATION. Any dispute among the parties arising out of or relating to this Agreement or breach hereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. The arbitration shall be conducted by three (3) neutral arbitrators who sit in San Jose, California. Any award made by such arbitrators shall be binding and conclusive for all purposes hereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgement in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the parties hereto and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The costs and expense of such arbitration shall be born in accordance with the determination of the arbitrators and may include reasonable attorney fees. Each party hereunder further agrees that service of process may be made upon it by registered or certified mail or personal service at the address for notices provided herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.


CALIFORNIA MICROWAVE SERVICES
DIVISION, INC.



By: __________________________
Name:
Title:


______________________________
Salvador Giblas

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                                   EXHIBIT "A"

                                STATEMENT OF WORK

During the term of this Agreement, CONSULTANT will perform services defined as follows:

Routine Duties shall include:

Retrieving and responding to Internet mail received from the Company and others requesting information pertaining to the Company's products and services

Assisting the Company's employees, via the Internet and via telephone, with providing responses to customer or potential customer issues

Directly interacting with customers or potential customers via telephone or via the Internet

Contributing marketing, business planning and sales information no less often than bi-weekly, or in response to specific requests from the Company

Occasional Duties shall include:

Writing proposals, preparing quotations and developing sales support materials

Traveling for the purpose of meeting with customers, potential customers and/or Company employees

Such other Duties as may be requested from time-to-time by the President, Satellite Services.

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                                   EXHIBIT "B"

For the performance of the Duties described in the Statement of Work, Consultant shall be entitled to receive compensation as follows:

Routine Duties -- US $3,000.00 per month or partial month

Occasional Duties -- US $1,000 per day*

"Such other" Duties -- As mutually agreed by the parties


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* With the prior written approval of such duties by the President, Satellite
Services or his designee.

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